                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective
Amendment No. 14 to the Registration Statement on Form N1-A ("Registration
Statement") of our report dated April 5, 2001, relating to the financial statements and financial highlights which appears in the February 28, 2001
Annual Report to Shareholders of the Prime Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Performance
Information of Other Class", "Independent Accountants" and "Financial
Statements" in such Registration Statement.

/*/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, Missouri
June 25, 2001